 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

Signet International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51185	16-1732674
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

205 Worth Avenue, Suite 316, Palm Beach, Florida 33480

(Address of principal executive offices)

(561) 832-2000

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

SIGNET EXECUTES LONG--TERM OPTION AGREEMENT WITH FLORIDA INTERNATIONAL UNIVERSITY TO PRODUCE A NEW TYPE BATTERY WITH INSTANT RECHARGING CAPABILITIES.

On March 8, 2019, The Company signed an Option Agreement with the Board of Trustees of the Florida International University.

The agreement grants Signet International Holdings, Inc. an option to exclusively license the patent rights covered under the agreement. The patents recite the means to create a compact magnetic- based battery device that provides energy yielding a large number of cycles with a long storage time. The patents also demonstrate the operation of the instantly rechargeable device using a laboratory prototype. The procedure includes usage of multiple magnetic layers, a dielectric layer, and highly anisotropic magnetic nanoparticles.

The agreement also provides the Company an option to exclusively license patents issuing from the patent and the patent application covered under the rights in the agreement. The Company is currently working with the University scientific team to integrate efforts to further develop the technology. The Company intends to issue a Press Release within the next ten days.

Thursday 21, March 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2019	Signet International Holdings, Inc.

	By:	/s/ Ernest W. Letiziano
Ernest W. Letiziano, President, Chief Executive Officer

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